Exhibit 24.2
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:
      WHEREAS, HANSON PLC, a public limited company incorporated in England and Wales proposes to file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), a Registration Statement on Form F-3 for debt securities (the “Registration Statement”);
      WHEREAS, the undersigned is an officer of HBMA Holdings, Inc. the authorized representative of Hanson PLC in the United States;
      NOW THEREFORE, the undersigned constitutes and appoints Messrs G. Dransfield, A. J. Murray, M.W. Welton and J. C. Nicholls, and each of them, as attorneys for him and in his name, place and stead, and in his capacity as an officer of Hanson Building Materials America, Inc., the authorized representative of Hanson PLC in the United States, to execute and file this registration statement, and thereafter to execute and file any amendment or amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

/s/ Michael Hyer

MICHAEL HYER
Date August 8, 2006